SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statements of Income

2

Balance Sheets

4

Statements of Cash Flows

6

Statements of Changes in Shareholders’ Equity

8

Notes to Financial Statements

9

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the quarter ended September 30, (Rs. in thousands, except per share data)	2008	2009	2009 Convenience translation into US$
Revenues:
Commission income	161,536	371,989	7,735
Proprietary trading, net	106,099	287,039	5,969
Distribution income, net	12,590	10,409	216
Interest and dividends	68,674	64,588	1,343
Other income	15,760	8,208	171
Total revenues	364,659	742,233	15,434
Expenses:
Exchange, clearing and brokerage fees	186,983	326,194	6,783
Employee compensation and benefits	96,554	213,835	4,447
Information and communication	13,016	24,157	502
Advertisement expenses	13,947	19,056	396
Depreciation and amortization	12,206	30,911	643
Interest expense	33,743	30,616	637
General and administrative expenses	49,936	87,646	1,823
Total expenses	406,385	732,415	15,231
Earnings before income taxes	(41,726)	9,818	203
Income taxes	(4,888)	4,531	93
Earnings after income taxes	(36,838)	5,287	110
Share in profits of equity investee	(873)	(470)	(10)
Earnings before extraordinary gain	(37,711)	4,817	100
Extraordinary gain	34,176	-	-
Minority Interest	-	3,388	70
Net income	(3,535)	8,205	170
Earnings per share:
Basic and diluted: Net income	(0.40)	0.79	0.02
Weighted average number of shares used to compute basic earnings per share	8,957,097	10,445,815	10,445,815

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the six months ended September 30, (Rs. in thousands, except per share data)	2008	2009	2009 Convenience translation into US$
Revenues:
Commission income	295,519	669,821	13,928
Proprietary trading, net	224,559	603,278	12,545
Distribution income, net	23,880	16,791	349
Interest and dividends	124,866	122,056	2,538
Other income	18,612	9,360	195
Total revenues	687,436	1,421,306	29,555
Expenses:
Exchange, clearing and brokerage fees	354,433	640,151	13,312
Employee compensation and benefits	173,226	405,646	8,435
Information and communication	23,228	55,291	1,150
Advertisement expenses	20,040	69,239	1,440
Depreciation and amortization	25,860	58,217	1,211
Interest expense	54,048	47,689	992
General and administrative expenses	99,132	150,564	3,131
Total expenses	749,967	1,426,797	29,671
Earnings before income taxes	(62,531)	(5,491)	(114)
Income taxes	(20,399)	(581)	(12)
Earnings after income taxes	(42,132)	(4,910)	(102)
Share in profits of equity investee	(947)	(1,984)	(41)
Earnings before extraordinary gain	(43,079)	(6,894)	(143)
Extraordinary gain	34,712	-	-
Minority Interest	-	2,614	54
Net income	(8,367)	(4,280)	(89)
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	(4.81)	(0.66)	(0.01)
Basic and diluted: Extraordinary gain	3.88	-	0.01
Basic and diluted: Net income	(0.93)	(0.41)	(0.01)
Weighted average number of shares used to compute basic earnings per share	8,957,097	10,406,815	10,406,815

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2009	September 30, 2009	September 30, 2009 Convenience translation into US$
Assets
Cash and cash equivalents	51,727	59,209	1,231
Receivables from clearing organizations (net of allowance for doubtful debts of Rs Nil as of March 31, 2009 and Rs Nil as of September 30, 2009)	462,941	124,157	2,582
Receivables from customers (net of allowance for doubtful debts of Rs. 46,694 as of March 31, 2009 and Rs. 55,288 as of September 30, 2009)	874,055	1,414,374	29,411
Due from related parties	67,007	83,869	1,744
Securities owned:
Marketable, at market value	1,007,682	1,647,598	34,261
Commodities, at market value	17,664	70,774	1,472
Derivatives assets held for trading	-	17,065	355
Investments	31,299	616,478	12,819
Deposits with clearing organizations and others	1,600,865	1,795,341	37,333
Property and equipment (net of accumulated depreciation of Rs. 99,703 as of March 31, 2009 and Rs. 222,799 as of September 30, 2009)	194,119	330,979	6,882
Intangible assets (net of accumulated amortization of Rs. 37,485 as of March 31, 2009 and Rs. 61,819 as of September 30, 2009)	46,949	62,624	1,302
Deferred taxes, net	70,676	133,798	2,782
Other assets	1,003,691	1,334,408	27,748
Total Assets	5,428,675	7,690,674	159,922
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	21,571	90,973	1,892
Payable to customers	1,239,598	2,139,359	44,486
Derivatives held for trading	125,305	-	-
Accounts payable, accrued expenses and other liabilities	132,635	272,353	5,663
Due to related parties	647,948	9,957	207
Overdrafts and long term debt	389,247	676,583	14,069
Total Liabilities	2,556,304	3,189,225	66,317
Commitments and contingencies (Note 19)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2009	September 30, 2009	September 30, 2009 Convenience translation into US$
Minority interest	36,852	311,944	6,486
Shareholders' Equity
Common Stock	89,921	104,784	2,179

(15,000,000 common shares authorized; 8,992,146 and 10,478,387 equity shares issued and outstanding as of March 31, 2009 and September 30, 2009; par value Rs. 10)

(5,000,000 preference shares authorized; Nil and Nil issued and outstanding as of March 31, 2009 and September 30, 2009; par value Rs. 10)

Convertible Share warrant	-	123,998	2,578
Foreign Exchange Currency Reserve	-	(7,933)	(165)
Share Application Money	-	6,000	125
Additional paid in capital	1,999,726	2,762,851	57,452
Accumulated other comprehensive income / (loss)	(1,041)	3,151	66
Retained earnings	746,913	1,196,654	24,884
Total Shareholders' Equity	2,835,519	4,189,505	87,119
Total Liabilities and Shareholders' Equity	5,428,675	7,690,674	159,922

The accompanying notes are an integral part of these financial statements

                                                                                            SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the six months ended September 30, (Rs. in thousands)	2008	2009	2009 Convenience translation into US$
Cash flows from operating activities
Net profit	(8,367)	(4,280)	(89)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	25,860	58,217	1,211
Deferred tax expense / (benefit)	(23,855)	(49,293)	(1,025)
Share of profits in equity investee and extraordinary gain	947	1,984	41
Fair value (gain) / loss on sale of Property & equipment	(312)	(219)	(5)
Fair value (gain) / loss on sale of Investment	(278)	-	-
Fair value (gain) / loss on trading securities	55,513	16,799	349
Minority Interest	-	(2,614)	(54)
Unrealized foreign exchange (gain) / loss	9,538	-	-
Extraordinary gain	(34,712)	-	-
Provision for doubtful debt	20,000	5,000	104
Provision for gratuity	-	1,593	33
Changes in assets and liabilities:
Receivables from clearing organizations	262,320	343,058	7,134
Receivables from customers	(397,561)	606,027	12,602
Dues from related parties	(151,619)	57,711	1,200
Dues to related parties	(105,843)	(642,681)	(13,364)
Securities owned	(149,775)	(650,834)	(13,534)
Commodities	(116,952)	(53,111)	(1,104)
Derivatives held for trading	1,542	(142,370)	(2,960)
Deposits received from customers	600	(7,792)	(162)
Deposits with clearing organizations and others	18,665	(92,151)	(1,916)
Membership in exchanges	-	(2,827)	(59)
Other assets	(803,123)	(110,276)	(2,293)
Payable to broker-dealers and clearing organisations	6,134	64,407	1,339
Payable to customers	408,672	210,160	4,370
Accrued expenses	75,518	119,829	2,492
Net cash provided by operating activities	(907,088)	(273,663)	(5,690)

Cash flows from investing activities
Purchase of property and equipment	(20,136)	(136,860)	(2,846)
Purchase of investments	(45,296)	(585,179)	(12,168)
Acquisition of intangible assets	(3,710)	(22,020)	(458)
Procedd from sale of property & equipment	1,145	1,233	26
Acquisition of business, net of cash acquired	-	(47,293)	(983)
Net cash used in investing activities	(67,997)	(790,119)	(16,429)

Cash flows from financing activities
Net movement in overdrafts and long term debt	332,730	254,802	5,298
Movement in Minority Interest	36,739	275,091	5,720
Proceed from issue of share capital	1,886	14,862	309
Proceed from issue of share warrant	-	123,998	2,578
Foreign Exchange Currency Reserve	-	(7,933)	(165)
Additional paid in capital	635,943	409,172	8,508
Net cash provided by financing activities	1,007,298	1,069,992	22,248
Effect of exchange rate changes on cash and cash equivalents	1,592	1,272	26
Net increase/(decrease) in cash and cash equivalents during the period	33,805	7,482	155
Add : Balance as of beginning of the period	55,086	51,727	1,076
Balance as of end of the period	88,891	59,209	1,231

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Retained earnings	Accumulated other comprehensive income / (loss)	Minority	Total
	Shares	Par value				Interest
Balance as of March 31, 2008	8,803,500	88,035	1,371,543	832,477	(221)	-	2,291,834
Issue of common share	188,646	1,886	635,944	-	-	-	637,830
Balances as on March 31,2008 of Wealth, SMC Capital & Moneywise	-	-	-	99,809	-	-	99,809
Adjustment on account of acquisition	-	-	-	(227,982)	-	-	(227,982)
Exchange Fluctuation	-	-	-	(563)	-	-	(563)
Share premium received during the period	-	-	-	153,000	-	-	153,000
Extra ordinary gain	-	-	-	45,514	-	-	45,514
Net income for the period	-	-	-	(53,881)	1,774	36,739	(15,368)
Balance as of September 30, 2008	8,992,146	89,921	2,007,487	848,374	1,553	36,739	2,984,074
Balance as of September 30, 2008 Convenience translation into US$		1,936	43,218	18,264	33	791	64,242

Six months ended September 30, 2008

Six months ended September 30, 2009

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Foreign currency reserve	Retained earnings	Convertible Share Warrant	Share app money	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of March 31, 2009	8,992,146	89,921	1,999,726	-	746,913	-	-	(1,041)	2,835,519
Issue of common share	1,486,241	14,863	409,172	-	-	123,998	6,000	-	554,033
Addition on amalgamation	-	-	353,953	-	454,020	-	-	-	807,973
Net income for the period	-	-	-	(7,933)	(4,279)	-	-	4,192	(8,020)
Balance as of Sep 30, 2009	10,478,387	104,784	2,762,851	(7,933)	1,196,654	123,998	6,000	3,151	4,189,505
Balance as of Sep 30, 2009 Convenience translation into US$	10,478,387	2,179	57,452	(165)	24,884	2,578	125	66	87,119

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE and MCX Stock Exchange Limited in currency segment of the Exchange. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds broking license from IRDA(Insurance & regulatory development authority of India) in the life and non life insurance. The Company has also acquired subsidiary SMC Wealth Management Services which is engaged in the business of portfolio management consultancy. Further, in the month of August, 2008 the Company has also become holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI").In the current financial year the company has promoted SMC ARC Limited as a wholly owned subsidiary for commencing Asset reconstruction related activities.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Interim financial information

The accompanying condensed consolidated financial statements of SMC Global Securities Limited and its wholly-owned subsidiary (‘Group’) for the Six months ended Sep 30, 2009 and 2008 are unaudited. In the opinion of management, the condensed consolidated financial statements include all adjustments that management considers necessary for a fair statement of its financial position, operating results and cash flows for the interim periods presented. Operating results and cash flows for interim periods are not necessarily indicative of results for the entire year. The Condensed Consolidated Balance Sheet as of March 31, 2009, was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted ("GAAP") in the United States of America for full financial statements. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended March 31, 2009.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period.  The Group does not have any outstanding dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In October 2008, the FASB issued FSP FAS 157-3, “Determining Fair Value of Financial Assets When the Market for That Asset is Not Active.” The FSP clarifies that companies can use internal assumptions to determine the fair value of a financial asset when markets are inactive, and do not necessarily have to rely on broker quotes. The FSP confirms a joint statement by the FASB and the SEC in which they stated that companies can use internal assumptions when relevant market information does not exist and provides an example of how to determine the fair value for a financial asset in a non-active market. The FASB emphasized that the FSP is not new guidance, but rather clarifies the principles in SFAS 157.

Revisions resulting from a change in the valuation technique or its application should be accounted for prospectively as a change in accounting estimate. The FSP was effective upon issuance and did not have a material impact.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20,” to achieve more consistent determination of whether other-than-temporary impairments of available-for-sale or held-to-maturity debt securities have occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008 and applied prospectively. The impact of adopting this FSP was not material.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The FSP was effective upon issuance and did not have a material impact.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”). Financial Accounting Standards Board (“FASB”) has agreed to propose an indefinite delay of the effective dates of SOP 07-1. This amendment clarified the acceptability of the existing market practice of offsetting the amounts recorded for cash collateral receivables or payables against the fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting agreement, which was the Company’s prior accounting practice. Thus, this amendment did not affect the Group’s consolidated financial statements.

SFAS 159 provides an option on an instrument-by-instrument basis for most financial assets and liabilities to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of a financial asset, a financial liability, or a firm commitment and it may not be revoked. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that resulted prior to its adoption from being required to apply fair value accounting to certain economic hedges (e.g., derivatives) while having to measure the assets and liabilities being economically hedged using an accounting method other than fair value. The FSP was effective upon issuance and did not have a material impact.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the consolidated financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The Group will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Group in the process of evaluating the impact SFAS 160 will have on the Group’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" (“SFAS 141R”), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. SFAS 141R will become effective for the Company with its fiscal year beginning April 1, 2009. The Group will adopt SFAS 141R for all acquisitions consummated on or after April 1, 2009.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The Group will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Group in the process of evaluating the impact SFAS 161 will have on the Group’s consolidated financial statements.

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP requires that information about plan assets be disclosed, on an annual basis, based on the fair value disclosure requirements of SFAS 157. The disclosures about plan assets required by this FSP are effective for fiscal years ending after December 15, 2009, but would have no effect on the Consolidated Balance Sheet or Statement of Income.

In June 2008, the FASB issued an exposure draft proposing expanded disclosures regarding loss contingencies accounted for under FASB Statement No. 5, Accounting for Contingencies, and SFAS 141(R). This proposal increases the number of loss contingencies subject to disclosure and requires substantial quantitative and qualitative information to be provided about those loss contingencies. The proposed effective date is December 31, 2009.

In November 2008, the FASB ratified the consensus reached by the EITF on Issue 08-6, “Equity Method Investment Accounting Considerations” (Issue 08-6). Under Issue 08-6, an entity shall measure its equity method investment initially at cost in accordance with SFAS 141(R). Any other-than temporary impairment of an equity method investment should be recognized in accordance with Opinion 18. An equity method investor shall not separately test an investee’s underlying assets for impairment. Share issuance by an investee shall be accounted for as if the equity method investor had sold a proportionate share of its investment, with gain or loss recognized in earnings.Issue 08-6 is effective for Group on April 1, 2009, and is not expected to have a material impact.

In November 2008, the FASB ratified the consensus reached by the EITF on Issue 08-7, “Accounting for Defensive Intangible Assets” (Issue 08-7). According to Issue 08-7, an acquired defensive asset shall be accounted for as a separate unit of accounting (i.e., an asset separate from other assets of the acquirer). The useful life assigned to an acquired defensive asset shall be based on the period during which the asset would diminish in value. Issue 08-7 states that it would be rare for a defensive intangible asset to have an indefinite life. Issue 08-7 is effective for the Group on April 1, 2009, and is not expected to have a material impact.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP 157-4) . FSP 157-4 provides additional guidance to highlight and clarify the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. The guidance, which applies to all fair value measurements, does not change the objective of a fair value measurement. The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted in certain circumstances for periods ending after March 15, 2009. Entities are required to disclose, in the period of adoption of FSP 157-4, any changes in valuation technique and related inputs resulting from its application, together with the total effect of the change in valuation technique and related inputs by major category, if practicable. The Group is currently evaluating and assessing the impact, if any, of the adoption of FSP 157-4 on its consolidated financial statements.

In April, 2009, the FASB also issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP 115-2). FSP 115-2 establishes a new method of recognizing and reporting other-than-temporary impairments of debt securities. The FSP also contains additional disclosure requirements related to debt and equity securities. FSP 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. If an entity elects to early adopt FAS 115-2, it must concurrently adopt FSP FAS 157-4. The Group is currently evaluating and assessing the impact, if any, of the adoption of FSP 115-2 on its consolidated financial statements.

 In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Group does not expect the adoption of SFAS No. 162 to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. FAS 142-3”). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP No. FAS 142-3 will become effective for the Company with its fiscal year beginning April 1, 2009. The Group does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

3.

Business Combination

During the Six months ending on Sep 30 ,2009 the Company havs acquired another 1,000,000 shares of its subsidiary SMC Capitals Limited through fresh issue after which the total shareholding with the company is 97.18%, Besides this company has also acquired remaining 1,114,650 outstanding shares of Moneywise Financial Services Pvt. Limited resulting it a 100% subsidiary of the company. One of the wholly owned subsidiary of the company, SMC Wealth Management Services Ltd., has  issued 7,499,999 shares to Sanlam Investment Management ( Proprietary) Limited and 5,749,301 shares to the company, after which the changed shareholding of the company in SMC Wealth Management Service Limited is 50% plus 1 share and the rest is held by Sanlam Investment Management ( Proprietary) Limited.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions. The allocation of purchase price paid to the shareholders of SAM Global Securities Limited  is as follows:

Purchase price as on April 1, 2009.
SAM Global Securities Limited	Rs. in thousands	US $
Assets
Cash & cash equivalents	10,549	221
Receivables from broker-dealers and clearing organisations	4,276	90
Receivables from customers	1,126,846	23,604
Due from related party	74,572	1562
Securities owned, at market value	5,881	123
Securities owned, at Fair value	25,000	524
Deposits with clearing organisations and others	102,325	2,143
Membership in Exchanges:	2,036	43
Property and Equipment	90,265	1,891
Intangible Assets	6,576	138
Deferred taxes, net	13,829	290
Other assets	219,523	4,598
Share Capital (held by sam)	4,600	96
Liabilities
Payable to broker-dealers and clearing organisations	4,995	105
Reserves & Surplus	8,07,973	16,924
Payable to customers	6,97,392	14,608
Due to Related Parties	4,691	98
Accounts payable, accrued expenses and other liabilities	18,100	379
Debts	32,535	682
Investment in shares of SAM	1,959	41
Net assets acquired	118,633	2,485
Less: Purchase price allocation	118,633	2,485
Extraordinary gain/(Goodwill)	-	-

4.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2009	September 30, 2009	September 30, 2009
			US $
Equity shares	1,007,682	1,647,598	34,261
Commodities	17,664	70,774	1,472
Total	1,025,346	1,718,372	35,733

5.

Other Assets

Other assets consist of:

As of	March 31, 2009	September 30, 2009	September 30, 2009
			US $
Advance for application of shares in initial public offering	211	-	-
Advance for purchase of property	1,000	-	-
Advance to BCCL	564,286	625,193	13,000
Prepaid expenses	24,444	28,566	594
Security deposits paid	48,517	52,172	1,085
Advance tax, net	66,536	98,033	2,039
Others	298,697	530,444	11,030
Total	1,003,691	1,334,408	27,748

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications and VSAT.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and Fringe Benefit tax.

6.

Property and Equipment

Property and equipment consist of:

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Building	37,694	55,403	1,152
Equipment	41,691	80,623	1,677
Furniture and fixture	50,395	132,295	2,751
Computer hardware	111,621	224,244	4,663
Vehicle	16,248	25,021	520
Satellite equipment	36,173	36,172	752
Total property and equipment	293,822	553,758	11,515
Less: Accumulated depreciation	99,703	222,779	4,633
Total property and equipment, net	194,119	330,979	6,882

Depreciation expense amounted to Rs. 23, 480 and Rs. 44,761 for the three and six months ended September 30, 2009 respectively. Depreciation expense amounted to Rs.9, 933 and Rs. 19,353for the three and six months ended September 30, 2008 respectively.

Included in property and equipment are the following assets under capital lease:

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Vehicle	4,391	4,391	91
Total leased property and equipment	4,391	4,391	91
Less: Accumulated depreciation	1,218	1,657	34
Total leased property and equipment, net	3,173	2,734	57

7.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Intangible assets subject to amortization
Software	70,908	111,198	2,312
Customer relationship	7,500	7,500	156
Intangible assets not subject to amortization
Goodwill	1,500	1,500	31
Membership in exchanges	4,526	4,245	88
Total intangible assets	84,434	124,443	2,587
Less: Accumulated amortization	37,485	61,819	1,285
Total intangible assets, net	46,949	62,624	1,302

Amortization expense amounted to Rs. 7,431 and Rs. 13,456 for the three and six months ended September 30, 2009 respectively. Amortization expense amounted to Rs. 2,273 and Rs. 6,507 for the three and six months ended September 30, 2008 respectively.

8.

Investments

Investments consist of:

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Investments accounted for by equity method	19,287	17,303	360
Investments carried at cost	12,012	599,175	12,459
Total	31,299	616,478	12,819

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Shreya.Com. Private Limited. The Group accounts for its investment in Trackon Telematics Pvt. Ltd. under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 17,303 as on Sep 30, 2009.

SMC Comtrade holds shares in SMC Share Broker Limited. These investments are accounted for at cost. The market value of the said investment is not readily determinable. Based on a review of the financial statements of SMC Share Broker Limited the company has determined that there is no impairment in the carrying value of the investment.

Investments accounted for by equity method represents investments in Trackon Telematics Pvt. Ltd.

9.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 54,983 and Rs. 274,695 as of March 31, 2009 and September 30, 2009, respectively, at average effective interest rates of 11.98% and 9.07%, respectively.  Deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 332,657 and Rs. 675,750 at March 31, 2009 and September 30, 2009, respectively.

Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs.  1,607 and Rs. 833 at March 31, 2009 and September 30, 2009, respectively, at average effective interest rates of 8.3% and 8.3%, respectively.  Long-term debt is secured by pledge of vehicles.

Refer note 16 for assets pledged as collateral.

10.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). Previously STT had been considered in calculating current tax as a part of advance tax, but now STT is allowed to set off as expenses for the year ended March 31, 2009. STT charged to expense amounted to Rs. 347,406 and Rs.281,447 for the years ended March 31, 2009 and Sep 30, 2009 respectively.

11.

Distribution Income

The net distribution income comprises of:

Quarter ended September 30,	2008	2009	2009 US $
Gross distribution revenue	28,036	42,655	887
Less: Distribution revenues attributable to sub-brokers	15,446	32,246	671
Net distribution income	12,590	10,409	216

Six months ended September 30,	2008	2009	2009 US $
Gross distribution revenue	61,840	62,845	1,307
Less: Distribution revenues attributable to sub-brokers	37,960	46,054	958
Net distribution income	23,880	16,791	349

12.

Payable to Broker Dealers and Clearing Organizations

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Payable to clearing organizations	11,733	18,988	395
Commission payable	9,838	71,985	1,497
Total	21,571	90,973	1,892

13.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Security deposits	27,275	28,159	586
Accrued expenses	40,785	100,709	2,094
Other liabilities	31,869	68,098	1,416
Provision for gratuity	6,390	8,986	187
Accrued payroll	26,316	66,401	1,380
Total	132,635	272,353	5,663

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

14.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three months ended September 30, 2007 and 2008 comprises the following components:

Quarter ended September 30,	2008	2009	2009 US $
Service cost	492	586	12
Interest cost	99	8,030	167
Amortization	1,578	(5,515)	(115)
Net gratuity costs	2,169	3,101	64

Six months ended September 30,	2008	2009	2009 US $
Service cost	867	1,961	41
Interest cost	174	8,194	170
Amortization	2784	(6,360)	(132)
Net gratuity costs	3,825	3,795	79

The Group has contributed Rs. Nil and Rs. Nil in the three and six months ended September 30, 2008 and expects to contribute approximately Rs. 1,500 to the gratuity trust during the remainder of fiscal 2009.

Provident Fund

The Company’s contribution towards the provident fund amounted to Rs. 2,424 and Rs. 4,426 for the three and six months ended September 30, 2009 respectively.

The Company’s contribution towards the provident fund amounted to Rs. 1,643 and Rs. 2,294for the three and six months ended September 30, 2008 respectively.

15.

Income Taxes

The effective tax rate was 33.99% and 33.99% for the three and six months ended September 30, 2009 respectively. The effective tax rate was 33.99% and 33.99% for the three and six months ended September 30, 2008 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2007-08 and onwards.  The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

16.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2009	September 30, 2009	September 30, 2009 US $
Fixed deposits	1,489,981	1,695,614	35,259
Securities owned	579,305	226,578	4,712
Property and equipment	9,531	9,531	198
Total	2,078,817	1,931,723	40,169

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, for credit facilities provided to the Group. The bank also has charge on advances against checks/ drafts of bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Group with or without documents such as railway receipts, lorry receipts, air ways bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

Oriental Bank of Commerce, one of the bankers to the Group, has created equitable mortgage on specified property together with all buildings, super structures, property and equipment constructed or to be constructed, installed and or to be installed and all accretions there to, for credit facilities provided to the Group.

Dena Bank, one of the bankers to the Group, has created charge over goods, book debts, movable assets, for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit for credit facilities provided to the Group.

Punjab National Bank, one of the bankers to the Group, has created equitable mortgage on specified property, for credit facilities provided to the Group.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.

17.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended September 30, (in %)	2008	2009
Revenue from top two customers	6.11	2.10
Revenue from top five customers	9.29	7.59
Revenue from top ten customers	12.92	11.14

Six months ended September 30, (in %)	2008	2009
Revenue from top two customers	5.58	1.91
Revenue from top five customers	8.39	3.31
Revenue from top ten customers	11.96	4.84

18.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

        The group has recognized two segments in the current year: Capital and derivatives markets and commodities. The recognition of the segments is made as SMC Comtrade became wholly owned subsidiary on April 26, 2007 and SMC Comtrade financial statements are consolidated with the financial statements of the Company.

        The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the individual subsidiary companies in the Group.The summary of revenues & Earning after Taxes of these segments have been given as follows:

Quarter ended

September 30, 2009

	Capital and derivatives markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Insurance Services	Asset recons.	Total	US $
Revenue from external customer	587,982	65,698	8,104	14,937	2,804	62,016	692	742,233	15,434
Earnings after taxes	26,832	12,678	(7,837)	9,663	(3,447)	(33,041)	439	5,287	110
Total assets	6,162,651	395,178	565,491	283,115	53,400	205,203	25,636	7,690,674	159,922

Quarter ended

September 30, 2008

	Capital and derivatives markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Total	US $
Revenue from external customer	338,949	43,333	33	(37,853)	10,092	354,554	7,633
Earnings after taxes	18,196	(22,166)	(12,167)	(22,329)	31,948	(6,518)	(140)
Total assets	4,877,265	965,581	42,849	375,848	62,558	6,324,101	136,149

	Capital and derivatives markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Insurance Services	Asset Recon.	Total	US $
Revenue from external customer	1,156,816	128,280	9,559	25,672	4,341	95,946	692	1,421,306	29,555
Earnings after taxes	66,603	11,144	(16,312)	16,514	(11,004)	(72,293)	438	(4,910)	(102)
Total assets	6,162,651	395,178	565,491	283,115	53,400	205,203	25,636	7,690,674	159,922

Six Month Ended

30 September 2009

Six Month Ended

30 September 2008

	Capital and derivatives markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Total	US $
Revenue from external customer	606,412	98,647	33	(33,486)	15,831	687,437	14,799
Earnings after taxes	10,606	(19,584)	(11,990)	(18,966)	31,566	(8,368)	(180)
Total assets	4,877,265	965,581	42,849	375,848	62,558	6,324,101	136,149

19.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 27,689 and Rs. 60,425 for the three and six months ended September 30, 2009 respectively. Rental expense amounted to Rs. 14,596 and Rs. 26,126 for the three and six months ended September 30, 2008 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2009 and September 30, 2009, guarantees of Rs 2,495,275 and Rs. 2,595,000 are provided by various banks to exchange clearing houses for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

As of March 31, 2009 and Sep 30, 2009, the Company has provided corporate guarantees of Rs. 450,000 to and Rs. 500,000 to banks for guarantees issued by banks for SMC Comtrade to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Group is carrying reserves of Rs. 1,750 for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.”  As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

SCN under SEBI Rules dated September 28, 2006

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that SMC Global executed structured trades in the scrip of Jubilant Organosys Limited (“JOL”) in collusion with a group of brokers during the year 2003 and thereby violated Regulations.  SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in JOL scrip were executed in the normal and usual course of business through the systems of exchange and no off market deals were done in the scrip. No response has been received from SEBI in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India on February 13, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

 SEBI vide its letter dated April 23, 2009 has not accepted our earlier consent application of Rs 500 and vide our letter dated April 29, 2009 we have applied revised consent on terms of Rs. 1,000 as settlement fees and Rs. 25 as administrative charges. Which was accepted by the SEBI vide consent order dt.Sep15,2009 and disposed the above said SCN.

Notice No. A&E/BS/PJ/125801/2008 DATD 15TH May, 2008- Adjudicating Officer

In the matter of certain dealing in F&O Segment of  NSE during 01.03.2004 to 31.03.2004. Notice incomplete- we have requested to forward us Annexure B of the notice and the same has received on 14.07.2008.

We have filed the application of consent order on August 4, 2008.

We have proposed to revise our offer to a consolidated sum of  Rs.750 as settlement fees towards consent terms whereupon the proceedings under Show Cause Notice No. A&E/BS/PJ/128801/2008 dated May 15,  2008 and SCN No. A&E/BS/ASG/121844/2008 March 31, 2008, mentioned under S.No. 2 and S.No.3 can be disposed off vide our letter dated 01-01-2009.

 In reply to our consent application in this regard, SEBI vide its consent order dated June 4, 2009 disposed the above adjudication against Company.

SCN under SEBI Rules dated March 31, 2008

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that during the period February 1, 2005 to March 31, 2005, SMC Global executed non genuine transactions in collusion with certain clients and brokers in the future and options segment of NSE. SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the SEBI on May 1, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Another SCN dated May 15, 2008 was received by the Company, containing similar allegations as stated above for the period March 1, 2004 to March 31, 2004. The Company has filed an application before the SEBI on June 1, 2008 for providing transaction logs and for grant of additional time for filing of reply. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

 In reply to our consent application in this regard, SEBI vide its consent order dated 5th June,2009 disposed the above adjudication against Company.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129911/2008 dated June 25, 2008-

In the matter of Proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995.

It has been alleged that omissions/commissions stated in the notice have resulted in violation of various Regulations of the SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We are in the process of availing the consent orders as described under SEBI Circular No. EFD/ED/Cir-1/2007 dated April 20, 2007. In our efforts towards availing consent order in this matter We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25,000 towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25,2009 and further SEBI vide its consent order dated 31stJuly ,2009 disposed the above adjudication against Company.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129910/2008 dated June 25, 2008

In the matter of proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995. It has been alleged that  omissions/commissions stated in the notice have resulted in violation of various Regulations of the  SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25  towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25, 2009.